March 26, 2004



FOR IMMEDIATE RELEASE
SCHAUMBURG, IL

                 PLIANT POSITIONED FOR GROWTH IN 2004 AND BEYOND

Dear Customers, Investors, Suppliers and Employees,

Fiscal 2003 was among the most challenging in Pliant's history. We operated in a very challenging resin environment and had 2 major initiatives bog down financially. We responded to this environment in several ways. First, we brought in a new leadership model and implemented a new, flat organization to more quickly fix our problems and to more quickly act on growth opportunities. Second, we maintained our investments in our industry-leading, technology-based products and processes. This commitment is already paying off versus competitors who did not or could not keep up their investment and focus during these tough times. And third, we aggressively cleaned up our books and took some one-time charges in 2003 in order to improve our future transparency to our financial partners and to more properly reflect our future plans. I would like to elaborate on all 3 of these points for a few minutes, starting in reverse order.

o IMPROVING FINANCIAL PERFORMANCE I have spoken with many of you directly about Pliant's financial future and its past and I would like to re-cap for you what is going on with the numbers at Pliant and what we are doing to improve them. First of all, Pliant's base businesses are doing well despite a really tough environment. I believe that when all the 2003 actual results are available among industry peers that Pliant's base business performance will be among the best. Pliant's performance however has been over-shadowed by very poor performance in 2 isolated areas:
     o    Poorly implemented Mexico modernization plan
     o Poorly implemented Pliant Solutions post-acquisition cost synergy plan The poor performance in these 2 areas was virtually 100% of Pliant's year-over-year operating performance decline and they warrant discussion. Pliant's operating EBITDA rate on its base business before corporate allocations has been fairly steady in 2002 and in 2003 at about $126 million per year. However, the Mexico and Solutions problems took the company backwards about $22 million year-over-year. For those of you who haven't heard the discussion of what happened and what are we doing to fix these problems, we just want to summarize this discussion for you.
     o All the problems are very fixable and in fact were avoidable. Simply stated, they were just mis-managed by prior management - all of whom are now gone from Pliant
     o The problems have now been properly isolated and resourced with the right Pliant leaders and we are micro-managing the improvements, actions and financials
     o The fixes and expected number corrections that we need from both of these business segments are on plan
     o Both of these business units are important to Pliant and we are fixing them the right way so that we can drive growth in both areas going forward
     The bottom line is that we believe Pliant will be back at the $126 million operating EBITDA run-rate within 4 quarters. We had previously announced that the first quarter will be $25 million of EBITDA and we are tracking right on that number. We had previously announced that 2004 will steadily increase in EBITDA as these 2 problems are fixed and flush behind us and that we will finish the year at $108 million of reportable EBITDA. We are tracking right on that number also. So, we are happy to announce that we believe we are on track for the improved financial performance that you expect from the new Pliant Leadership Team.

o SOME WORDS ON THE LARGE FISCAL 2003 ONE-TIME CHARGES You will notice that we made a decision to aggressively re-look at the assets and liabilities that our company carries on its books. We were very thorough in this endeavor and worked hand-in-hand with our auditors to get it done. This led Pliant to take a charge in the 4th quarter of 2003 for $63 million. Virtually all of these charges were non-cash and include write-offs of goodwill from acquisitions, write-offs of intangible assets from acquisitions and, in general, reflect revised management estimations based on current business realities and future plans. These charges are all one-time events and we believe that Pliant today has one of the cleanest balance sheets in the industry and we intend to keep it that way.

o NEW CAPITAL STRUCTURE As many of you know, Pliant completed a process of reengineering a portion of its capital structure that had been troublesome for some time - our covenanted bank debt. Basically, Pliant had $220 million of bank debt that had a lot of covenants that did not naturally match Pliant. In retrospect, it was a very bad design and it was very distracting for the financial team of Pliant for the last 2 1/2 years. In summary, what we did was replace this bank debt with long term bonds. We believe this structure matches long term opportunities and short-term realities. We are very happy with this outcome and we believe it is great for Pliant, its customers, its suppliers and its investors. Financially speaking, we did 3 things:
     o Replaced $220 million of bank debt with a long term bond that matures in 2009
     o Replaced our $100 million line of credit with another $100 million line of credit
     o    Increased the company's liquidity in 2004 by $13 million
     This is a great outcome for us and we are happy that we can now turn the attention of our financial team to running the company better, and they are excited about that too. We are very excited to see what this powerful team can do now that they can concentrate on our financial control systems, our reporting systems and our core business processes. Brian Johnson, our Chief Financial Officer and his team will lead these important business process improvements.

o NEW PLIANT LEADERSHIP APPROACH A key important change made at Pliant is in the overall leadership approach to running the company, making our numbers and meeting our customer commitments. We have done several things:
     o First, we have flattened the organization and eliminated several layers. I learned this at GE and it is well known that layers slow companies down, filter data, slow decisioning, and lead to worse decisions. Prior Pliant leadership had installed several layers of management that I have effectively eliminated and will not replace.
     o Second, I have installed the Pliant Leadership Team. Again, I learned this leadership model at GE and have used it throughout my career. The basic idea is to get an expanded group of leaders together once a month to review how the company is doing and determine what it needs to do next, right now. It is a proven leadership model for moving fast and making better, quicker decisions.
     o Third, we have implemented a unified financial system for tracking our performance. A key component of moving fast as a leadership team is having decisionable data in front of us that is in a common format that we can all understand. We have implemented the first phase of this process and we are already getting very good at talking short-hand at what is going on so that we can spend our time deciding on what go-forward actions to take versus spending most of our time looking behind us.
     Already, we are having excellent results and we believe that we are growing much faster than the industry.

o CAPITAL INVESTMENT PROGRAM We have set our goals to spend around $30 to $35 million of capex per year over the next five years. Our maintenance capex spending is about $10 to $12 million per year to properly maintain our plants, so that gives us a large budget of discretionary capital of about $20 million to $25 million per year to spend on growth programs. This is a good amount for us because it naturally matches our ability to spend money and implement programs in a quality manner. We already have 2 major programs underway - fixing Mexico and Solutions - but we have pulled the trigger on our next 2 major programs after that:
     o    installing new stretch film capacity in Lewisburg, TN
     o    installing new cutter box capacity
     We have already ordered the equipment for these programs. We have not made a decision past that point but we are debating between new printing capacity, new breathable film capacity, a new China plant and a new plant in a low-cost developing country.

     In addition to these large programs, we have quite a few sustaining programs that I would like to discuss with you as well.

o PLIANT LEADERSHIP PROGRAMS Pliant is committed to R&D leadership in film and printing in areas that matter to its customers.
     o Down-gauging technology - this is a core competence for Pliant and it is multi-faceted. Basically, customers want thinner and thinner films that perform better and better. Many of Pliant's customers expect gauge reductions on the order of 2% to 4% as they move forward in their products. We have to stay in front of that curve and it involves material compositions, processing techniques, unique film constructions, excellent chemistry, and excellent workmanship by our plant teams. It also involves proper pricing and sales regimens.
     o Multi-layer films - Pliant is committed to lead the industry in multi-layer film structures and is penetrating new markets and new applications continuously. We have a very skilled salesforce at recognizing these opportunities for our customers and making it happen. Pliant's multi-layer film capacity is among the highest in the industry.
     o Next generation stretch film products - more and more customers prefer our Revolution(R) brand stretch films as the lowest total cost solution and we are developing our next generation versions of these products. We are in front and we intend to stay in front.
     o    Specialty films for converting rigid packaging to flexible packaging
     o Sealant, barrier and lid stock films for organoleptic-sensitive packaging and retort applications
     o    Extreme high abuse designs for stand-up pouch applications
     o NuDot(TM)and plate cell printing techniques for high quality printed packaging
     o High performance inks for wetness, moisture, and scuff resistant applications
     o Breathable films for controlling moisture and oxygen transmission rates
     o    Deep embossing film technology for high loft and cloth-like feel
     o    Elastomeric development for form and fit applications
     o    Tamper evident packaging for ensuring product integrity
     o Degradable, recyclable and compostable films for agricultural, hygiene and food applications
     o Desiccant technology embedded in film structures for advanced moisture control
     o    Clarity enhancement processes for delivering visually superior films

     More than ever before, we are committed to offering these enhancements to our customers - FIRST. As the sciences of film-making and printing advance, we believe flexible plastic packaging will continue to convert alternative forms of packaging to all-plastic film structures. Our technology programs are led by Greg Gard, Senior Vice President of Technology and Innovation.

o CONTINUOUS PRODUCTIVITY AND COST REDUCTION Films are being asked to perform many more functions than ever before and Pliant is right in front. Always, our customers want our products at affordable prices so operational excellence is a given. We have low-cost operational scale in our core operations and we have to continually lower our costs. We have made some key changes to really sharpen our focus in this area. Prior management had set up our plants as mini-profit centers and measured them on EBITDA. In fact, when they needed to help out each other, they charged each other a mark-up. We have completely changed this. We have made every plant a cost center and a cost center only. We measure plant managers and their teams on lowering our costs and improving our quality. The goal is to lower their conversion costs year over year over year and improve our quality year over year over year. The goal is 4% improvement per year forever. We will use these cost reductions and improvements to stay competitive with our customers and penetrate new accounts. To ensure this, I have hired one person since I have been at Pliant and that person is Dave Corey, Pliant's Chief Operating Officer. Dave's team has a single-minded focus to galvanize our operational structure to optimize our cost structure, lower our costs, improve our quality and improve our on-time delivery. All of Pliant's plants, purchasing and operations report through Dave. Dave and I both have experience with contemporary cost reduction programs for continuous processes like film production and printing, and Dave is very excited about exceeding the objectives that we have in operational excellence and customer service. Our operational excellence program is led by Fred Wampnar and Tom Bowden.

o NEW SALES GROWTH ORGANIZATION We have implemented a 2-pronged approach in our sales growth activities - one focused on multi-product line growth with large, marquee accounts and one focused on product-specific growth with focused accounts. Both are equally important. Pliant is set up very well in sales to serve customers who truly desire a focused set of specific products from us - i.e. - selling medical films to a medical products company, selling frozen food bags to a frozen food company. We will continue this approach unabated. However, in addition, we have implemented a new approach for managing large multi-product accounts. Accounts that truly desire having a big picture relationship with Pliant - i.e. - a warehouse club that wants shrink films for their bottled water, frozen food bags for their frozen foods, plastic packaging for their vitamin products, etc. The goal is simple - sell to the customer the way that they want to be sold to.

     The initial results are very good from this dual approach. We have been awarded approximately $40 million of new business since I have been here and we are truly just getting started. Our go-to-market partners are embracing our new approach and are making a difference in their markets. Pliant's overall goal is two-fold: first, grow sales in each sales territory/responsibility area focusing heavily on value-add products and solutions; and second, create 10 new marquee accounts that average $30 million per year with us over the next 3 to 5 years. Our Marquee Account program is led by 3 senior Pliant sales executives - Paul Frantz, Glenn Harsh and Rosie Jaipaul.

o TREMENDOUS CUSTOMER SERVICE We are investing heavily to improve our customer service. We are creating a unified customer service team with standard operating procedures for all transactions. We are automating our business processes and developing an e-commerce interface for those customers that want it. Our goal is to do 50% of our business electronically within 4 years and we intend to share this cost productivity with our customers. To implement these improvements, we are centralizing our team, cross-training customer service reps and measuring ourselves very aggressively. We are on track with this program and it is led by Cathy Kearns, our Vice President of Customer Service.

o    SUMMARY

     1. Our core business is sound and doing well. We had 2 problems in 2003 - Mexico and Solutions- that caused almost 100% of our 2002 to 2003 operating decline.
     2. We have reengineered our organization structure to make better decisions, faster and more frequently. Our operations are organized to lower our costs more than ever before. Our sales teams are organized to grow our sales more quickly than ever before.
     3. We are doing better already. We are reconfirming our first quarter guidance of $25 million of EBITDA and 2004 full year guidance at $108 million of EBITDA.

     We are very excited about 2004 and look forward to achieving these results for ourselves, our customers and our investors.


Harold Bevis
President, Chief Executive Officer, Board Member
Pliant Corporation


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's projection of future operating trends, are based upon current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, management's expectations, beliefs and projections may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2003 and our registration statement on Form S-4 (File No. 333-86532), as amended. Such risks, uncertainties and other important factors include, among others:

     o general economic and business conditions, particularly an economic downturn;

     o    continuing   losses  and  charges  against  earnings   resulting  from
          restructurings or the impairment of assets;

     o    industry trends;

     o    risks of high leverage and any increases in our leverage;

     o    interest rate increases;

     o    changes in our ownership structure;

     o    raw material costs and availability, particularly resin;

     o    competition;

     o    the loss of any of our major customers;

     o    changes in demand for our products;

     o    new technologies

     o changes in distribution channels or competitive conditions in the markets or countries where we operate;

     o    costs and/or complications of integrating any future acquisitions;

     o    loss of our intellectual property rights;

     o    foreign   currency   fluctuations   and   devaluations  and  political
          instability in our foreign markets;

     o    changes in our business strategy or development plans;

     o    availability, terms and deployment of capital;

     o    labor relations and work stoppages;

     o    availability of qualified personnel; and

     o increases in the cost of compliance with laws and regulations, including environmental laws and regulations

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                      # # #

CONTACTS:

John C. McCurdy
Director of Corporate Communications
Voice:  330.896.6732
Fax:  330.896.6733
E-mail:  john.mccurdy@pliantcorp.com

Brian E. Johnson
EVP and Chief Financial Officer
Voice:  847.969.3319
E-mail:  brian.johnson@pliantcorp.com

Company Web Site:  www.pliantcorp.com